EXECUTIVE EMPLOYMENT AGREEMENT

        THIS EXECUTIVE EMPLOYMENT AGREEMENT (“Agreement”) is entered into as of this 30th day of June, 2005, by and between Steven M. Grossman, 19 Mettowee Farms Court, Upper Saddle River, NJ 07458 (the “Executive”) and 4Kids Entertainment, Inc. with offices at 1414 Avenue of the Americas, New York, New York 10019 (the “Company”), together referred to as the parties to this Agreement (the “Parties”).

        WHEREAS, the Company desires to obtain the benefit of the experience and services of the Executive in connection with the operation of the Company and its subsidiaries and desires to employ the Executive upon the terms and conditions hereinafter set forth, and the Executive is willing and able to accept such employment on such terms and conditions.

        NOW, THEREFORE, in consideration of the premises and mutual agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Executive agree as follows:

1.     Agreement to Employ; No Conflicts. Upon the terms and subject to the conditions of this Agreement, the Company hereby employs the Executive, and the Executive hereby accepts employment with the Company. The Executive represents that (a) he is entering into this Agreement voluntarily and that his employment hereunder and compliance with the terms and conditions hereof will not conflict with or result in the breach by him of any covenant or agreement to which he is a party or by which he may be bound, (b) he is not, and in connection with his employment with the Company will not be, in violation of any non-competition, non-solicitation or other similar restriction, covenant or agreement to which he is or may be bound, and (c) in connection with his employment with the Company he will not use any confidential or proprietary information he may have obtained in connection with employment with or positions he may have held with or services he may have performed on behalf of any prior employer and the Company is employing the Executive in reliance on these representations.

2.     Employment Duties and Responsibilities. (a) During the Term (as defined below), the Executive shall serve as Executive Vice President and Chief Operating Officer of the Company, subject to the direction and control of the Chief Executive Officer (“CEO”) and the Board of Directors of the Company (the “Board”), shall oversee and direct the Company’s operations and shall perform such other duties consistent with the responsibilities of an Executive Vice President and Chief Operating Officer as may be assigned to him from time to time in the discretion of the CEO or the Board. During the Term, the Executive shall serve as an officer or director of any of the Company’s subsidiaries as may be specified by the CEO or the Board, in each case without any additional compensation therefor other than as specified in this Agreement.

     (b)        The Executive shall devote all of his business time, energy, experience and talents to the Company and to fulfilling the duties and responsibilities of his employment, shall devote his best efforts to advancing the interests of the Company and its subsidiaries and shall not engage in any other business activities, as an employee, director, consultant or in any other capacity, whether or not he receives any compensation therefor, without the prior written approval of the CEO; provided, that the Executive may make Passive Investments (as defined in Section 7.3).

Notwithstanding anything in this Agreement to the contrary, the Executive shall have the right to devote reasonable time to (i) serving as a director or member of a committee of any nonprofit organization which does not create a conflict of interest with the Company or its subsidiaries, so long as he has given prior written notification to the CEO, and (ii) engaging in charitable and community activities; provided, that such nonprofit services and such charitable or community activities do not interfere with the performance of his duties hereunder.

     (c)        The Executive shall continue to serve on the Board from the date hereof. The Executive shall serve during all or any portion of the Term as a director of the Company (subject to his election to such office by the Company’s shareholders). The Executive shall recuse himself from the portion of any meeting of the Board and of any such committee during which this Agreement or his employment with the Company is being considered. Effective as of the date hereof, the Executive hereby resigns from each of the Audit, Compensation and Nominating and Corporate Governance Committees of the Board.

3.     Term of Employment. (a) Unless earlier terminated pursuant to Section 6, the term of the Executive’s employment hereunder shall commence on September 1, 2005 (the “Starting Date”) and shall continue until the third (3rd) anniversary of the Starting Date (the “Initial Term”). Effective upon the expiration of the Initial Term and each Additional Term (as defined below), the Executive’s employment hereunder shall be deemed to be automatically extended, upon the same terms and conditions, for an additional period of one (1) year (each, an “Additional Term”), commencing upon the expiration of the Initial Term or the then-current Additional Term, as the case may be, unless, at least six (6) months prior to the expiration of the Initial Term or such Additional Term, either Party hereto shall have notified the other Party hereto in writing that such extension shall not take effect, in which case this Agreement and the Executive’s employment hereunder shall terminate upon the expiration of the then-current Term and the Executive shall have only such rights as are provided in Section 6.6 hereof. For purposes of this Agreement, the Initial Term and each Additional Term, if any, are collectively referred to as the “Term”.

     (b)        During the first thirty (30) day period following the Starting Date, the Executive shall have the right to devote some portion of his time (not to exceed 10 hours per week without the prior consent of the CEO) to assist his prior employer with the transition to a new senior officer to replace the Executive.

4.     Place of Employment. The Executive’s principal place of employment shall be at the offices of the Company located in New York City or its metropolitan region within a twenty-five (25) mile radius of said City. Notwithstanding the foregoing, the Executive acknowledges that the duties to be performed by the Executive hereunder are such that the Executive may be required to travel regularly. All transcontinental and international travel shall be at a class of service not less than business class, if available.

5.     Compensation; Reimbursement. During the Term, the Company shall pay or provide to the Executive, in full satisfaction for his services provided hereunder, the following:

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5.1.     Base Salary. During the Term, the Company shall pay the Executive a base salary of $700,000 per year (“Base Salary”), payable in accordance with the payroll policies and practices of the Company for senior executives as in effect from time to time, less such amounts as may be required to be withheld by applicable federal, state and local law and regulations (the “Payroll Policies”). The Base Salary may be increased, but is not required to be increased, effective as of the first day of each fiscal year of the Company during the Term, commencing with the 2007 calendar year, by an amount exclusively determined by the Compensation Committee of the Board (the “Compensation Committee”) in the exercise of its discretion. The Base Salary may be reduced in connection with a reduction of the compensation of the CEO of the Company imposed by the Compensation Committee or the Board in response to adverse circumstances affecting the Company and/or its subsidiaries; provided that any such reduction in compensation applicable to the Executive shall be in the same proportion as the reduction accepted by the CEO of the Company.

5.2.     Cash Bonus. (a) So long as the Executive is employed by the Company for the remainder of the Company’s 2005 fiscal year following the Starting Date, the Company shall award to the Executive a guaranteed cash bonus in an amount equal to the product of $300,000 and a fraction, the numerator of which equals of the number of days during 2005 during which the Executive was employed by the Company hereunder and the denominator of which equals 365.

     (b)     Commencing with the Company’s 2006 fiscal year, in addition to the Base Salary specified in Paragraph 5.1, the Executive shall be entitled to receive an annual cash bonus (the “Cash Bonus”) for each full fiscal year or portion of a fiscal year during the Term based upon such quantitative and qualitative criteria as shall be established by the Compensation Committee in its sole discretion in connection with the Company’s business plan, if any, for such fiscal year, and as such business plan may be amended from time to time.

     (c)     Any Cash Bonus awarded to the Executive pursuant to this Section 5.2 shall be payable pursuant to the Payroll Policies no later than ten (10) business days after completion of the annual audit of the financial statements of the Company and its consolidated subsidiaries for the applicable fiscal year; provided, however, that the guaranteed bonus described in Section 5.2(a) shall be paid no later than March 15, 2006.

5.3.     Business Expenses. The Company shall pay or reimburse the Executive for the reasonable and necessary business expenses incurred by him in the performance of his duties as an employee of the Company in accordance with the Company’s policies upon receipt from the Executive of written substantiation of such expenses in such form as is customarily acceptable to the Company.

5.4.     Benefits. (a) During the Term, the Executive shall be entitled to participate in all employee benefit plans and programs (including, but not limited to, health, life and disability insurance, 401(k) plans), and be entitled to all perquisites and fringe benefits, that are made available generally to the Company’s senior executives. The terms and conditions of said group insurance plans, life insurance policy, and 401(k) plan shall control their application to the Executive, and nothing contained in this Agreement shall prevent the Company or any of its subsidiaries from amending, modifying or terminating any of its employee benefit plans or programs or any perquisites or fringe benefits applicable to the Executive or changing insurance carriers as long as such changes generally affect senior executives of the Company who are entitled to participate in them.

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     (b)        During the Term, the Company shall pay the full premium for life insurance coverage for the Executive with a total death benefit equal to $1,000,000. The Executive shall the right to designate the beneficiary or beneficiaries of such life insurance policy.

5.5.     Automobile Allowance. Subject to Section 6 below, during the Term, the Company shall pay to the Executive an amount at an annual rate of $21,000 per year (the “Car Allowance”) per year of the Term in respect of the cost of his leasing, insuring and operating an automobile for use in connection with the performance of his duties hereunder. Such Car Allowance shall be paid in accordance with the Payroll Policies of the Company and shall be subject to the payment by the Executive of applicable federal, state and local income taxes and to any applicable withholding taxes. The Executive’s cost, if any, incurred in the leasing, insuring or operation of such automobile in excess of the Car Allowance shall be borne exclusively by the Executive, and the Executive, and not the Company, shall be responsible and liable for the Executive’s leasing, insuring and operation of such automobile. Notwithstanding anything to the contrary in Section 5.3 of this Agreement, the Executive shall not be required to submit expense reports with respect to the cost of leasing, insuring and operating an automobile for use in performing his duties hereunder. For the avoidance of doubt, the Executive shall be responsible for the payment of any applicable federal, state and local income taxes arising from the receipt by him of the Car Allowance.

5.6.     Vacation. The Executive shall be entitled to four (4) weeks of annual vacation per calendar year during the Term. In accordance with the Company’s policies, unused vacation for any calendar year may not be used in any other calendar year.

5.7.     Stock Options; Stock-Based Awards. (a) The Compensation Committee has approved a grant to the Executive of options to purchase 125,000 shares of Common Stock under the terms of the Company’s 2004 Stock Option Plan (the “2004 Option Plan”), with a grant date of the Starting Date and an exercise price per share of Common Stock equal to Fair Market Value (as defined in the 2004 Option Plan) as of the Starting Date. Fifty percent (50%) of such stock options shall be vested as of the Starting Date. Provided that the Executive remains employed by the Company, the remaining fifty percent (50%) of the stock options shall vest on December 31, 2005. The rights and obligations of the Parties with respect to the foregoing grant of stock options shall be set forth in the form Stock Option Agreement to be entered into by Executive and the Company concurrently with the execution and delivery of this Agreement.

     (b)     Provided that the Executive shall continue to be employed by the Company hereunder, he shall be eligible to receive future grants of stock options or other stock-based awards in the sole discretion of the Compensation Committee.

5.8     COBRA Reimbursement. In the event that the Executive is required to pay for group health insurance coverage under COBRA to continue the group health insurance coverage of the Executive and his family for the period from the Starting Date until the Executive and his family qualifies for participation in the Company’s group health insurance plan, the Company shall reimburse the Executive for the cost of such COBRA coverage. The Executive shall provide the Company with appropriate documentation evidencing the Executive’s payment to his former employer for such group health insurance coverage for the Executive and his family.

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6.     Termination. The Executive’s employment hereunder may be terminated prior to the expiration of the Term pursuant to the following terms and conditions:

6.1.     Upon Death or Disability. If during the Term, the Executive shall become physically or mentally disabled, whether totally or partially, either permanently or so that the Executive, in the good faith judgment of the Board, is unable materially and competently to perform his duties hereunder for a period of 150 consecutive days or for 180 days during any twelve month period during the Term (a “Disability”), the Executive’s employment with the Company shall automatically be terminated. In order to assist the Board in making that determination, the Executive shall, as reasonably requested by the Board, (a) make himself available for medical examinations by one or more physicians chosen by the Board and (b) grant to the Board and any such physicians access to all relevant medical information concerning him, arrange to furnish copies of his medical records to the Board and use his best efforts to cause his own physicians to be available to discuss his health with the Board. If the Executive dies during the Term, the Executive’s employment hereunder shall automatically terminate as of the close of business on the date of his death. Upon termination for Disability or death, the Company shall not be obligated to make any salary, bonus or any other payments, or provide any benefits under this Agreement (other than payments for services rendered or expenses incurred through the date of such termination) or otherwise; provided, however, the Company shall (a) pay to the Executive, or the Executive’s legal representative, pursuant to its Payroll Policies (i) the Base Salary (less any amounts that the Executive may receive pursuant to any Company-sponsored or statutory disability insurance policy as and if in effect at the date of termination) through the date of termination, (ii) any Cash Bonus that had been earned in the preceding fiscal year but has not been paid as of the date of the Executive’s termination due to Disability or death, and (iii) an amount equal to the product of the amount of the Cash Bonus to which the Executive would have received under Section 5.2 in respect of the fiscal year during which his employment terminated had he remained employed for the entire fiscal year and a fraction, the numerator of which equals of the number of days elapsed during such fiscal year through the date of termination and the denominator of which equals 365, which amount shall be paid as provided in Section 5.2 and (b) in the case of termination of employment for Disability, continue to provide to the Executive for a period of two (2) years following the date of such termination, all group health benefits that the Executive was receiving at the date of termination under Section 5.4, to the maximum extent permissible under such plans or applicable law, and, to the extent permitted by applicable law, any period of extended health coverage provided hereunder to the Executive shall be credited against (and shall not extend) the maximum COBRA coverage period.

6.2.     For Cause. The Company may terminate the Executive’s employment hereunder at any time, effective immediately upon written notice to the Executive and a reasonable opportunity, not to exceed thirty (30) days of said written notice, to cure (except in the case of matters which the Board determines in good faith are not able to be cured), for Cause (as defined below) and all of the Executive’s rights to payments (other than Base Salary payments for services already rendered and expenses incurred through the date of such termination) and any other benefits otherwise due hereunder shall cease immediately. Thereafter, the Company shall have no further obligation to the Executive and the Executive shall not receive any Cash Bonus or any other payments or benefits except for any Cash Bonus earned but not yet paid with respect to the prior fiscal year. The Company shall have “Cause” for termination of the Executive if any of the following events, actions or omissions has occurred:

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     (a)     the Executive’s failure (whether willful, intentional or due to the Executive’s gross negligence) to perform materially his duties hereunder (other than as a result of a Disability);

     (b)     the Executive’s conviction of, or entering a plea of guilty or nolo contendere, or comparable plea, to any crime involving dishonesty, breach of trust or moral turpitude;

     (c)     any willful act or omission by the Executive which materially and adversely affects the financial condition or business reputation of the Company or any of its subsidiaries;

     (d)     a breach by the Executive of any material covenant or provision contained in this Agreement;

     (e)     a finding by the Company, after reasonable investigation, that the Executive, willfully, intentionally or due to the Executive’s gross negligence has violated any applicable law in connection with the Company or its subsidiaries (unless such action was reviewed and approved in writing by the Company’s General Counsel or outside legal counsel prior to the Executive taking such action); or

     (f)     the repeated failure or refusal by the Executive to comply with any written directive from the CEO or Board (unless such directive represents an illegal act).

6.3.     Without Cause. (a) During the Term, the Company may terminate the Executive’s employment hereunder without Cause at any time upon written notice to the Executive, and upon such termination, the Executive shall receive (in lieu of any other payments hereunder) (i) for a period equal to the greater of two (2) years and the remainder of the then-current Term (for the avoidance of doubt, exclusive of any subsequent automatic extension thereof) (A) his Base Salary at the time of such termination, (B) the average of the amounts of the Cash Bonus actually paid to him in respect of the three (3) full fiscal years preceding the year in which such termination occurs (or such shorter periods, if applicable,) (C) any Cash Bonus that has been earned for the year preceding the year in which the termination occurs but has not yet been paid to the Executive and (D) the Car Allowance, and (ii) for a period of two (2) years, all group health benefits that the Executive was receiving at the date of termination, pursuant to Section 5.4, to the maximum extent permissible under such plans and/or applicable law, and, to the extent permitted by applicable law, any such period of extended health coverage beyond the date of termination provided hereunder to the Executive shall be credited against (and shall not extend) the maximum COBRA coverage period. Such Base Salary and Cash Bonus shall be paid to the Executive as they would normally be paid pursuant to the Payroll Policies and this Agreement had his employment continued hereunder.

     (b)        Notwithstanding the foregoing, if during the period in which such Base Salary, Cash Bonus and/or health benefits continue according to the preceding sentence, the Executive accepts other employment, the Executive shall promptly notify Company in writing of the terms and conditions of the same and upon commencement of such new employment (x) his Base Salary and Cash Bonus (other than any Cash Bonus payable pursuant to Section 6.3.(i) (C) above) due after termination shall be reduced by 50% of the amount of his base compensation and any bonus in his new employment, and (y) the continuation of any employee benefit hereunder and Car Allowance shall cease as of the date that the Executive receives any such benefit from this other employment.

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6.4.     Resignation Without Good Reason. The Executive shall have the right to terminate his employment hereunder upon sixty (60) days’ written notice to the Company, and upon such termination, all of the Executive’s rights to payments (other than Base Salary payments for services already rendered and expenses incurred through the date of such termination and any Cash Bonus earned but not yet paid with respect to the prior fiscal year) and any other benefits otherwise due hereunder shall cease immediately. Subject to and without limiting any rights the Executive expressly has under Section 6.5, the Executive’s resignation by reason of his assertion of constructive discharge shall constitute a resignation without Good Reason.

6.5.     Resignation For Good Reason. If within thirty (30) days after receipt of a written notice from the Executive to the Company (which notice shall specify that the Executive intends to terminate his employment pursuant to Section 6.5), the Company has not cured the occurrence of any of the events specified in the definition of “Good Reason” set forth below, the Executive shall have the right to terminate his employment hereunder for “Good Reason” by delivering a written notice of termination to the Company. Upon such termination, the Executive shall receive from the Company the Base Salary, Cash Bonus and the employee benefits specified in Section 6.3 and upon the terms, conditions and limitations set forth in Section 6.3. The Executive shall have “Good Reason” for termination of his employment hereunder if, other than for Cause, any of the following has occurred:

     (a)     the Base Salary or Car Allowance shall have been reduced, other than in connection with a reduction of compensation of the CEO of the Company imposed by the Compensation Committee or the Board in response to adverse circumstances affecting the Company and/or its subsidiaries that is permitted under Section 5.1 above;

     (b)     the Company shall have determined to relocate the Executive’s principal place of employment to a site that is more than twenty-five (25) miles from New York City;

     (c)     the Company shall have reduced the Executive’s title as Executive Vice President and Chief Operating Officer of the Company or shall have reduced or reassigned, in any material respect, the duties of the Executive hereunder as Executive Vice President and Chief Operating Officer;

     (d)     Alfred R. Kahn shall have ceased to be employed by the Company and/or any of its subsidiaries as an executive officer other than as a result of Mr. Kahn’s death or disability; or

     (e)     the Company shall have materially breached any covenant or provision of this Agreement.

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6.6.     Expiration of this Agreement Without Renewal. (a) In the event that, other than for Cause, the Company provides notice of its intention not to extend this Agreement for an Additional Term in accordance with Section 3 hereof, then following the expiration of the then current Term, the Executive shall receive for a period equal to one (1) year (i) his Base Salary at the time of such termination, and (ii) all group health benefits that the Executive was receiving at the date of termination, pursuant to Section 5.4, to the maximum extent permissible under such plans and/or applicable law, and, to the extent permitted by applicable law, any such period of extended health coverage beyond the date of termination provided hereunder to the Executive shall be credited against (and shall not extend) the maximum COBRA coverage period. Such Base Salary shall be paid as it would normally be paid pursuant to the Payroll Policies and this Agreement had his employment continued hereunder for such one (1) year.

     (b)        In the event that the Executive provides notice of his intention not to extend this Agreement for an Additional Term in accordance with Section 3 hereof, the Executive shall be deemed to have resigned without Good Reason under Section 6.4 effective as of the expiration of the then-current Term.

     (c)        In the event that the Executive and the Company fail to reach agreement on the terms and conditions of the extension of the Executive’s employment by the Company for an Additional Term by the expiration of the then current Term, then either Party may terminate this Agreement by written notice to the other Party in which case the Company shall pay the Executive for a period equal to one (1) year (i) his Base Salary at the time of such termination, and (ii) all group health benefits that the Executive was receiving at the date of termination, pursuant to Section 5.4, to the maximum extent permissible under such plans and/or applicable law, and, to the extent permitted by applicable law, any such period of extended health coverage beyond the date of termination provided hereunder to the Executive shall be credited against (and shall not extend) the maximum COBRA coverage period. Such Base Salary shall be paid as it would normally be paid pursuant to the Payroll Policies and this Agreement had his employment continued hereunder for such one (1) year. For the avoidance of doubt, the Company’s termination of this Agreement as provided in this Section 6.6. (c) shall not be deemed to be a termination without Cause and the Executive’s termination of this Agreement as provided in this Section 6.6. (c) shall not be deemed to be a resignation without Good Reason.

6.7.     Release. Notwithstanding the foregoing, in order to be eligible for any of the payments under Section 6, the Executive shall (a) execute and deliver to the Company a release, in a form reasonably satisfactory to the Executive and the Company, (b) as determined by the Board, be and remain in compliance in all material respects with his obligations under this Agreement, including, but not limited to, those obligations set forth in Sections 7, 8 and 9, and (c) promptly return to the Company all of its property and any copies thereof. In the event the Board determines, with notice to the Executive, that the Executive has materially breached his obligations hereunder, including those obligations set forth in Sections 7, 8 or 9, any and all payments or benefits provided for in Section 6 shall cease immediately, and nothing contained in this Agreement shall limit any rights or causes of action that the Company may have against the Executive.

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6.8.     Expense Reimbursement. Regardless of the basis for the termination of the Executive’s employment hereunder, upon such termination, the Company shall reimburse the Executive for any business expenses reimbursable pursuant to Section 5.3 hereof, which were incurred by the Executive prior to the effective date of termination.

6.9.     Resignations. The Executive shall be deemed to have voluntarily resigned from each officer and each director position he holds with the Company and/or any of its subsidiaries upon the termination of his employment for any reason. The Executive agrees to provide the Company with any documentation reasonably requested by it to evidence such resignation(s) promptly following the Company’s request.

7.     Protection of Confidential Information; Non-Competition; Non-Solicitation; Non-Disparagement.

7.1.     Acknowledgment. The Executive agrees that his position with the Company places him in a position of confidence and trust with the Company and its subsidiaries and with those with whom the Company and its subsidiaries do business, including, without limitation, the clients, vendors, licensors, licensees and employees of the Company and its subsidiaries. The Executive acknowledges that inasmuch as the business of the Company and its subsidiaries is carried on throughout the United States and that it is the intention of the Company and its subsidiaries to continue to expand the geographic area in which they engage in business and marketing efforts and, accordingly, it is reasonable that the restrictive covenants set forth below are not limited by specific geographic area but by the location of the Company’s and its subsidiaries’ clients and others with whom the Company and its subsidiaries do business. The Executive agrees and acknowledges that, in the course of rendering services to the Company and its subsidiaries, he has acquired and will acquire access to and become acquainted with confidential information about the professional, business and financial affairs of the Company and its subsidiaries that is non-public, confidential or proprietary in nature. The Executive acknowledges that the Company and its subsidiaries are engaged in a highly competitive business and that their success in the marketplace depends upon their good will and reputation for quality and dependability. The Executive agrees and acknowledges that reasonable limits on his ability to engage in activities competitive with the Company and its subsidiaries are warranted to protect their substantial investment in developing and maintaining their status in the marketplace, reputation and goodwill (such as, without limitation, their relationships in the industry, and their marketing and licensing plans and business strategies). The Executive recognizes that in order to guard the legitimate interests of the Company and its subsidiaries, it is necessary for them to protect all confidential information. The Executive further agrees that his obligations of this Section 7 shall be absolute and unconditional except as otherwise specifically provided for in the Agreement.

7.2.     Confidential Information. During and at all times after the Term, the Executive shall keep secret all non-public information, matters and materials of the Company and its subsidiaries including, but not limited to, know-how, trade secrets, mail order and customer lists, pricing policies, operational methods, any information relating to the Company and its subsidiaries’ products or product development, processes, product specifications and formulations, artwork, designs, graphics, services, budgets, business and financial plans, marketing and sales plans and techniques, employee lists and other business, financial, commercial and technical information (collectively, the “Confidential Information”), to which he has had or may have access and shall not use or disclose such Confidential Information to any

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person other than (a) the Company and its subsidiaries, their authorized employees and such other persons to whom the Executive has been instructed to make disclosure by the Board or the CEO, in each case only to the extent required in the course of the Executive’s service to the Company or as otherwise expressly required in connection with court process, (b) as may be required by law and then only after consultation with the CEO or the Board, or their respective designees, or (c) to the Executive’s personal advisors (including his attorney and accountants) for purposes of enforcing or interpreting this Agreement provided that Executive’s personal advisors have been informed of their obligation to keep such Confidential Information confidential, or (d) to a court for the purpose of enforcing or interpreting this Agreement provided that the Company may request that the court hold the Confidential Information under seal. “Confidential Information” shall not include any information which is in the public domain during the period of service of the Executive; provided such information is not in the public domain as a consequence of disclosure by the Executive in violation of this Agreement Upon termination of his employment for any reason, the Executive shall deliver to the Company all documents, data, papers and records of any nature and in any medium (including, but not limited to, electronic media) and all other property in his possession or subject to his control that (i) belong to the Company or any of its subsidiaries or (ii) contain or reflect any information concerning the Company or any of its subsidiaries.

7.3.     Non-Competition. During the Term and for a period of twelve (12) months thereafter (the “Restrictive Period”), the Executive shall not, in any capacity, whether for his own account or on behalf of any other person or enterprise, directly or indirectly, with or without compensation or remuneration, (a) own, operate, manage, or control, (b) serve as an officer, director, partner, member, employee, agent, consultant, advisor or developer or in any similar capacity to any other person or enterprise or (c) have any financial interest in, or aid or assist anyone else in the conduct of, any person or enterprise engaged in the businesses of the type engaged in by the Company or its subsidiaries, wherever located, or in any regions in which the Company or its subsidiaries have business interests or conduct or have adopted a formal proposal to conduct or are actively considering and have expended efforts investigating the potential of conducting operations or doing business during the Term or, with respect to any portion of the Restrictive Period following the termination of the Executive’s employment hereunder, at the time of the termination of the Executive’s employment hereunder and which competes with any line of business of or service offered by the Company or its subsidiaries (a “Competitor”). Nothing in this Section 7.3 shall prohibit the Executive from acquiring or holding (a “Passive Investment”) (x) not more than five (5%) percent of any class of publicly-traded securities or (y) up to ten percent (10%) of any non-publicly traded securities; provided, that, in each case, the Executive is not a director, officer or employee of the issuer of such securities or any of its subsidiaries and is otherwise purely a passive investor in such company.

7.4.     Non-Solicitation. During the Term and during the Restrictive Period, the Executive shall not, in any capacity, whether for his own account or on behalf of any other person or organization, directly or indirectly, with or without compensation or remuneration, (a) solicit, divert or encourage any officers, directors, employees, agents, consultants or representatives of the Company or any of its subsidiaries, to terminate his, her or its relationship with any of them, or hire any such officer, director, employee, consultant or representative so solicited, diverted or encouraged, (b) solicit, divert or encourage any officers, directors, employees, agents, consultants or representatives of the Company or any of its subsidiaries to become officers, directors, employees, agents, consultants or representatives of another business, enterprise or entity, (c) hire any employee of the Company or any of its subsidiaries who has left the employment of such person within twelve (12) months of termination of such employee’s employment, (d) solicit, divert or appropriate any of the Company’s or its subsidiaries’ clients or other company with whom the Company or any of its subsidiaries has business dealings, or (e) influence or attempt to influence any clients, vendors, distributors, business partners or other company with whom the Company or any of its subsidiaries has business dealings to transfer or reduce his, her or its business or patronage from such person to any Competitor. Nothing in this Section 7.4 shall prohibit the Executive or any person or entity with whom the Executive is affiliated from soliciting and employing the Executive’s personal assistant following the termination of the Executive’s employment with the Company.

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7.5.     Non-Disparagement. In consideration of each Party’s respective obligations hereunder, during the Term and during the Restrictive Period, neither the Executive nor the Company, its subsidiaries and their respective officers, officers, directors, employees and agents, shall directly or indirectly (a) engage in any conduct or make any statement, whether in commercial or non-commercial speech, disparaging or criticizing in any way the other Party, or any products or services offered by any of these persons or entities or the business of the other Party, or (b) engage in any other conduct or make any other statement, in each case, which could be reasonably expected to (i) impair the goodwill or reputation of the foregoing persons or (ii) the reputation of any of the foregoing persons’ products or services or the marketing of any of the foregoing persons’ products or services, except to the extent required by law (and then only after consultation with the other Party, or his/their respective designees) or in connection with any dispute between the Executive and any of the foregoing persons. The Executive’s obligations pursuant to this Section 7.5 shall apply to the Company, its subsidiaries and their respective officers, officers, directors, employees and agents.

7.6.     Remedies for Breach. The Company and the Executive agree that the restrictive covenants contained in this Agreement are severable and separate, and the unenforceability of any specific covenant herein shall not affect the validity of any other covenant set forth herein. The Executive acknowledges and agrees that the covenants and provisions of this Section 7 are material and essential terms and conditions and the Company will suffer irreparable harm as a result of any breach of such restrictive covenants, or any of them, by the Executive for which an adequate monetary remedy does not exist and a remedy at law may prove to be inadequate. Accordingly, in the event of any actual or threatened breach by the Executive of any provision of this Agreement, the Company shall, in addition to any other remedies permitted by law, be entitled to seek remedies in equity, including, but not limited to, specific performance, injunctive relief, a temporary restraining order, and/or a preliminary and/or permanent injunction in any court of competent jurisdiction, to prevent or otherwise restrain a breach of this Section 7 without the necessity of proving damages, posting a bond or other security, and to recover any and all costs and expenses, including reasonable counsel fees, incurred in enforcing this Agreement against the Executive. Such relief shall be in addition to and not in substitution of any other remedies available to the Company. The existence of any claim or cause of action of the Executive against the Company or any of its subsidiaries, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Company of said covenants. The Executive shall not defend on the basis that there is an adequate remedy at law. In addition to and not in lieu of any other remedy that the Company may have under this Section 7 or otherwise, in the event of any breach of any provision of this Section 7 during the period during which the Executive is entitled to receive payments and benefits pursuant to Section 6, then notwithstanding anything herein to the contrary, as of the date of such breach, the Executive shall not thereafter be entitled to receive any salary or other payments or benefits under this Agreement.

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7.7.     Modification. The parties agree and acknowledge that the duration, scope and geographic area of the covenants described in this Section 7 are fair, reasonable and necessary in order to protect the Confidential Information, goodwill and other legitimate interests of the Company and that adequate consideration has been received by the Executive for such obligations. The Executive further acknowledges that after termination of his employment with the Company for any reason, he will be able to earn a livelihood without violating the covenants described in this Section 7 and the Executive’s ability to earn a livelihood without violating such covenants is a material condition to his employment with the Company. If, however, for any reason any court of competent jurisdiction determines that the restrictions in this Section 7 are not reasonable, that consideration is inadequate or that the Executive has been prevented unlawfully from earning a livelihood, such restrictions shall be interpreted, modified or rewritten to include the maximum duration, scope and geographic area identified in this Section 7 as will render such restrictions valid and enforceable.

7.8.     Survival. The covenants, provisions, terms and conditions of Sections 6, 7 and 9 of this Agreement shall survive the termination of this Agreement and/or the termination of the Executive’s employment regardless of the circumstances of or reason for such termination.

7.9.     Definition. For purposes hereof, the term “client” shall mean (i) anyone who was a client or customer of the Company or any of its subsidiaries at any time during the one (1) year period immediately preceding the date of the termination of employment hereunder; and (ii) any prospective client or customer to whom the Company or any of its subsidiaries has made a formal presentation (i.e., the actual presentation of a marketing plan, licensing strategy and/or media plan) within a one (1) year period immediately preceding the date of such termination.

8.     Certain Agreements.

8.1.     Customers, Suppliers. The Executive does not have, and at any time during the Term shall not have, any employment with or any direct or indirect interest in (as owner, partner, shareholder, employee, director, officer, agent, consultant or otherwise, whether or not for remuneration) any client of the Company or any of its subsidiaries or any person with which the Company or any of its subsidiaries has business dealings. Nothing in this Section 8.1 shall prohibit the Executive from acquiring or holding any Passive Investment.

8.2.     Certain Activities. During the Term, the Executive shall not (a) give or agree to give, any gift or similar benefit to any client, supplier, or governmental employee or official or any other person who is or may be in a position to assist or hinder the Company in connection with any proposed transaction, which gift or similar benefit, if not given or continued in the future, might adversely affect the business or prospects of the Company or any of its subsidiaries or may be in violation of any law or regulation, except to the extent permitted by the Board or a Code of Ethics adopted by the Board; (b) use any corporate or other funds for unlawful contributions, payments, gifts or entertainment, (c) make any unlawful expenditures relating to political activity to government officials or others, (d) establish or maintain any unlawful or unrecorded funds in violation of Section 30A of the Securities Exchange Act of 1934, as amended, and (e) accept or receive any unlawful contributions, payments, gifts, or expenditures.

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8.3.     Certain Representations and Warranties. The Executive hereby represents and warrants to the Company, that, except as disclosed by the Executive to the Company in writing prior to the Company’s execution of this Agreement:

     (a)     The Executive has not, at any time, been convicted in any criminal proceeding and the Executive is not currently involved in or the named subject of a pending criminal proceeding.

     (b)     The Executive is not and has not been the subject of any court order, judgment or decree that permanently or temporarily enjoins or enjoined the Executive from engaging in any type of business practice.

     (c)     The Executive has not, at any time, been found by a court in a civil action or by the Securities and Exchange Commission to have violated any federal or state securities law where such judgment has not subsequently been reversed, suspended or vacated.

     (d)     During the past five years, no petition under the Bankruptcy Code Title 11, U.S.C. or any state insolvency law has been filed by or against, nor has any receiver or similar officer been appointed for the business or property of the Executive.

9.     Intellectual Property. All copyrights, trademarks, trade names, service marks and all ideas, inventions, discoveries, secret processes and methods and improvements, together with any and all patents that may be issued thereon, and all other intellectual property rights that may be invented, conceived, developed or enhanced by the Executive during the Term that relate to the business or operations of the Company or any of its subsidiaries or that result from any work performed by the Executive for the Company or any of its subsidiaries shall be the sole property of the Company or such subsidiary, as the case may be, and the Executive hereby waives any right or interest that he may otherwise have in respect thereof. Upon the reasonable written request of the Company, the Executive shall execute, acknowledge and deliver any instrument or document reasonably necessary or appropriate to give effect to this Section 9 and, at the Company’s sole cost and expense, do all other acts and things reasonably necessary as requested by the Company to enable the Company or any of its subsidiaries, as the case may be, to exploit the same or to obtain patents or similar protection with respect thereto.

10.     Notices. All notices or other communications hereunder shall be in writing and shall be deemed to have been duly given (a) when delivered personally, (b) upon confirmation of receipt when such notice or other communication is sent by facsimile, (c) one business day after delivery to an overnight delivery courier, or (d) on the fifth day following the date of deposit in the United States mail if sent first class, postage prepaid, by registered or certified mail. The addresses for such notices shall be as follows:

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     (a)     For notices and communications to the Company:

4Kids Entertainment, Inc. 1414 Avenue of the Americas New York, NY 10019 Fax: 212-593-0439 Attn: Samuel R. Newborn, Esq.

                                   with a copy to:

Kaye Scholer LLP 425 Park Avenue New York, New York 10022 Fax: (212) 836-8689 Attn.: Jay W. Waks, Esq. and Fredric Yerman, Esq.

     (b)     For notices and communications to the Executive, to the address set forth above or to the facsimile set forth below his signature hereto and with a copy as may be directed by the Executive. Any Party hereto may, by notice to the other, change its address for receipt of notices hereunder.

11.     Necessary Amendments to Comply with Section 409A. The parties hereto acknowledge that any payment to be made hereunder, may or will be subject to Section 409A of the Internal Revenue Code of 1986, as amended, and any regulations or other guidance issued thereunder (“Section 409A”), and that the requirements of Section 409A are still being developed and interpreted at this time. Notwithstanding anything in this Agreement to the contrary, in the event that the Company reasonably determines that amendments to this Agreement are necessary or appropriate in order to comply with Section 409A, including amendments necessary to ensure that such payments will not be subject to Section 409A, the Executive hereby agrees that the Company shall have the right to make such amendments, on a prospective or retroactive basis, in its sole discretion, provided that it has first negotiated with the Executive in a good faith basis to draft an amendment that would be mutually satisfactory to the parties.

12.     Indemnification. In the event that the Executive is made, or threatened to be made, a party to an “action or proceeding” (as defined below), by reason of his service as an officer, director or employee of the Company and/or its subsidiaries, the Company shall indemnify the Executive in connection with such action or proceeding to the fullest extent permitted by applicable law and the Company’s bylaws. If the Company enters into any indemnification agreement with any of its executive officers, the Executive shall likewise be offered the opportunity to enter into an indemnification agreement with the Company containing the same terms and conditions. For purposes of this Agreement, the term “action or proceeding means any and all suits, claims, actions, investigations or proceedings whether civil, criminal or administrative, heretofore or hereafter instituted or asserted.

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13.     General.

13.1.     Governing Law; Jurisdiction; Venue. This Agreement shall, in accordance with Section 5-1401 of the General Obligations Law of the State of New York, be governed by the laws of the State of New York, without regard to any conflicts of laws principles thereof that would call for the application of the laws of any other jurisdiction.

Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement may be brought against either of the parties in the courts of the State of New York, or if it has or can acquire jurisdiction, in the United States District Court for the Southern District of New York, and each of the parties hereby consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein. Process in any action or proceeding referred to in the preceding sentence may be served on any Party anywhere in the world, whether within or without the State of New York.

13.2.     Amendment; Waiver. This Agreement may be amended, modified, superseded, canceled, renewed or extended, and the terms hereof may be waived, only by a written instrument executed by the parties hereto or, in the case of a waiver, by the Party waiving compliance. The failure of either Party at any time or times to require performance of any provision hereof shall in no manner affect the right at a later time to enforce the same. No waiver by either Party of the breach of any term or covenant contained in this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such breach, or a waiver of the breach of any other term or covenant contained in this Agreement.

13.3.     Successors and Assigns. This Agreement shall be binding upon the Executive, without regard to the duration of his employment by the Company or reasons for the cessation of such employment, and inure to the benefit of his administrators, executors, personal representatives, heirs and assigns, although the obligations of the Executive are personal and may be performed only by him. The Company may assign this Agreement and its rights, together with its obligations, hereunder (a) in connection with any sale, transfer or other disposition of all or substantially all of its assets or business(es), whether by merger, consolidation or otherwise; provided, that in the case of any assignment made in connection with any sale of assets, the assignee shall have agreed in writing to assume and perform the obligations of the Company hereunder; or (b) to any wholly owned subsidiary of the Company, provided that the Company shall remain liable for all of its obligations hereunder. This Agreement shall also be binding upon and inure to the benefit of the Company and its subsidiaries, successors and assigns.

13.4.     Entire Agreement. This Agreement supersedes all prior and/or contemporaneous understandings and agreements between the Parties with respect to its subject matter and is intended as a complete and exclusive statement of the terms of the agreement between the Parties with respect thereto.

13.5.     Attorneys’ Fees. (a) In the event that any action, suit or other proceeding is brought to enforce any of the provisions of this Agreement, or to obtain money damages for the breach thereof, and such action results in the award of a judgment for money damages or in the granting of any injunction in favor of one of the Parties, all expenses, including reasonable attorneys’ fees, shall be paid by the non-prevailing Party.

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    (b)        The Company shall reimburse the Executive, or pay on the Executive’s behalf, the reasonable attorney’s fees and reasonable disbursements incurred by the Executive in connection with the negotiation and review of this Agreement; provided, however, that the Company shall not be required to pay more than $15,000 in attorney’s fees pursuant to this provision.

13.6.     Severability. If any portion of this Agreement is held invalid or inoperative, the other portions of this Agreement shall be deemed valid and operative and, so far as is reasonable and possible, effect shall be given to the intent manifested by the portion held invalid or inoperative.

13.7.     Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be considered to have the force and effect of an original.

13.8.     Headings. The section headings contained in this Agreement are inserted for reference purposes only and shall not affect in any way the meaning, construction or interpretation of this Agreement. Any reference to the masculine, feminine, or neuter gender shall be a reference to such other gender as is appropriate. References to the singular shall include the plural and vice versa.

        IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

4KIDS ENTERTAINMENT, INC. BY: /s/ Samuel R. Newborn Samuel R. Newborn Executive Vice President, General Counsel

EXECUTIVE BY: /s/ Steven M. Grossman Steven M. Grossman